Exhibit 10.4
TRANSITION AND SEPARATION AGREEMENT AND
GENERAL RELEASE OF CLAIMS
This TRANSITION AND SEPARATION AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is entered into as of April 14, 2022 (the “Effective Date”) by and between Stronghold Digital Mining, Inc., a Delaware corporation (the “Company”), and Ricardo R.A. Larroudé (“Employee”). Q Power LLC, a Delaware limited liability company ( “Q Power”) enters into this Agreement for the limited purposes of agreeing to Sections 3 and 10 below. Gregory A. Beard, in his personal capacity (“Beard”) enters into this Agreement for the limited purposes of agreeing to Sections 5(b), 10 and 19 below. Employee and the Company are each referred to herein individually as a “Party” and collectively as the “Parties.”
WHEREAS, reference is made to (i) the Incentive Unit Award Agreement by and between Q Power and Employee entered into May 12, 2021 and effective as of May 10, 2021 pursuant to which Employee was granted certain Series B Units (the “Q Power B Unit Award Agreement”) subject to the terms of the Q Power B Unit Award Agreement and the Amended and Restated Limited Liability Company Agreement of Q Power effective May 10, 2021 (the “Q Power LLC Agreement”); (ii) the Incentive Unit Award Agreement by and between Q Power and Employee entered into May 12, 2021 and effective as of May 10, 2021 pursuant to which Employee was granted certain Series C Units (the “Q Power C Unit Award Agreement”) subject to the terms of the Q Power C Unit Award Agreement and the Q Power LLC Agreement (collectively, the Q Power C Unit Award Agreement and Q Power B Unit Award Agreement are referred to herein as the “Q Power Award Agreements”); and (iii) that certain Stock Option Grant Notice and Stock Option Agreement between the Company and Employee dated September 3, 2021 (the “Stronghold Option Agreement”) pursuant to which Employee was granted an option to purchase shares of Restricted Stock in the Company, pursuant to the terms of such Stronghold Option Agreement and the Stronghold Digital Mining, Inc. 2021 Long Term Incentive Plan (the “LTIP” and, along with the Stronghold Option Agreement referenced in this clause (iii), the “Company Equity Agreements”);
WHEREAS, Employee’s employment with the Company will end no later than May 15, 2022;
WHEREAS, if Employee enters into this Agreement and satisfies the terms herein, then the Company will provide Employee with the payments and benefits as set forth herein; and
WHEREAS, the Parties wish to resolve any and all claims that Employee has or may have against the Company or any of the other Company Parties (as defined below), including any claims that Employee may have arising out of Employee’s employment or the end of such employment.
NOW, THEREFORE, in consideration of the promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee and the Company, the Parties hereby acknowledge and agree as follows:
1.Separation from Employment; Transition Assistance.
(a)Employee’s employment with the Company will continue until the Separation Date; provided, however, Employee hereby acknowledges that Employee has resigned (and Employee hereby resigns) as the Company’s Chief Financial Officer effective as of April 17, 2022. As used herein, the “Separation Date” means May 15, 2022 or, if applicable, such earlier date that Employee’s employment terminates due to Employee’s resignation, death, or a termination by the Company for Transition Agreement Cause (as defined below). As of the Separation Date, Employee will have no further employment relationship with the Company or any other Company Party. The Parties further acknowledge and agree that, as of the Separation Date, Employee will automatically be deemed to have resigned, to the extent applicable, from all officer and board positions with the Company and any other Company Party such that, as of the day immediately following the Separation Date, Employee shall have no officer, director or similar role with respect to any Company Party. As used herein, “Transition Agreement Cause” means Employee’s: (i) gross negligence or willful misconduct with respect to the duties required of him pursuant to Section 1(b) below, (ii) material failure to perform those duties required of him pursuant to Section 1(b) below, or (iii) violation of any law with respect to, or that affects, the Company, Q Power or any of their respective affiliates; provided, however, that in the event of a Transition Agreement Cause event described in the immediately preceding clauses (i) or (ii), Employee shall have fifteen (15) days following written notice from the Company to cure such Transition Agreement Cause event if such event is reasonably capable of cure.
(b)Between the date on which Employee signs this Agreement (the “Signing Date”) and the Separation Date (such period, the “Transition Period”), Employee shall remain employed by the Company. During the Transition Period, Employee shall continue to perform Employee’s duties or such reduced or otherwise modified duties as may be requested by the Company. The Parties agree that (i) Employee may work remotely during the Transition Period, and (ii) Employee’s duties shall be limited to those that he can reasonably perform in accordance with limitations on access to resources or information that may be imposed by the Company. Employee agrees that any modification of his duties shall not give rise to Good Reason as defined in the LTIP and the Q Power Award Agreements or pursuant to any other agreement between Employee and any Company Party. The Company and Q Power agree that Employee’s failure to perform any duties required of him during the Transition Period due to any reduction, modification, limitation or elimination of Employee’s duties, facilities, operations or access by the Company or any of its affiliates shall not constitute Transition Agreement Cause or “Cause” as defined in the LTIP and the Q Power Agreements or pursuant to any other agreement, arrangement or applicable term between Employee and any Company Party. During the Transition Period, Employee shall be reasonably available to provide, and shall provide, such cooperation and assistance as the Company may reasonably request of Employee, upon reasonable prior notice to Employee with respect to the transition of his duties and responsibilities, and he shall make himself available to provide, and shall provide, such other reasonable services and assistance as the Company may request, which services may include providing assistance with respect to the Company’s preparation and filing of Form 10-Q, although Employee will not have responsibility for signing the Form 10-Q.
2.Separation Benefits. Provided that (i) Employee executes this Agreement and returns a copy of this Agreement signed by Employee to the Company care of Matt Usdin, General Counsel, so that it is received by Mr. Usdin no later than April 14, 2022; (ii) Employee’s employment is not terminated by the Company for Transition Agreement Cause or due to Employee’s resignation, in each case prior to May 15, 2022; (iii) Employee abides by each of his commitments set forth herein, including in Section 1(b) above; and (iv) Employee timely executes and returns the Confirming Release (as defined below) to the Company as set forth in Section 8 below and does not exercise his revocation right set forth in the Confirming Release (the first date on which the Confirming Release is executed, not revoked, and no longer subject to revocation, the “Confirming Release Effective Date”), then:
(a) the Company shall, effective as of no later than ten (10) business days following the Confirming Release Effective Date, grant to Employee or his heirs, beneficiaries or estate a one-time award of fully vested stock in the Company under the LTIP with a value equal to $450,000 based on the closing price per share of the Company’s common stock on the Effective Date, which Employee (on behalf of his heirs, beneficiaries or estate) agrees will not be sold or transferred sooner than ninety (90) days following the date on which Employee is no longer a Section 16 officer of the Company for purposes of the Securities and Exchange Act of 1934;
(b)effective as of the Confirming Release Effective Date, (i) all of the 247,939 Options (as defined in the LTIP) held by Employee granted pursuant to the Stronghold Option Agreement (the “Accelerated Options”) shall fully vest and the Accelerated Options may be exercised by Employee pursuant to the terms of the Stronghold Option Agreement at any time on or before the first anniversary of the Separation Date and (ii) in the event the Company reduces the Exercise Price (as defined in the LTIP) of outstanding Options held by Company employees as contemplated by Section 6.3(k)(i) of the LTIP, or issues new options at a reduced strike price in exchange for outstanding options at a greater stock price either (x) prior to the Separation Date or (y) within 90 days following the Separation Date and Employee is providing services to the Company pursuant to Section 17 below at such time, then Employee or his heirs, beneficiaries or estate shall have the right to have the Exercise Price all of the Accelerated Options reduced to the new strike price provided to Company employees in a substantially similar manner. Exercise of the Accelerated Options shall result in purchase of unrestricted stock which may be sold by the Employee at any time following ninety (90) days after the date on which Employee is no longer a Section 16 officer of the Company for purposes of the Securities and Exchange Act of 1934 and in any matter as determined by the Employee in his sole and exclusive discretion and otherwise in accordance with all applicable laws.
(c)if Employee’s employment is terminated by the Company prior to May 15, 2022 without Cause, then Employee shall receive a payment (the “Additional Salary Payment”) equal to the amount of base salary (at Employee’s annualized rate of base salary of $250,000) that Employee would have received between the date his employment terminates and May 15, 2022 had Employee remained continuously employed by the Company during such period, which Additional Salary Payment will be paid in a lump sum on the Company’s first payroll date that is regularly scheduled to occur on or after the Confirming Release Effective Date;
(d)provided that that Employee has not resigned or been terminated for Cause prior to the Separation Date and subject to Employee’s satisfactory performance through such date, the Company shall pay to Employee a one-time payment of $129,330 plus an amount equal to Employee’s accrued and unused vacation existing as of the Separation Date (which, for the avoidance of doubt, shall equal five (5) days of such vacation), which will be paid in a lump sum on the Company’s first payroll date that is regularly scheduled to occur on or after the Confirming Release Effective Date; and
(e)for the portion, if any, of the 12-month period following the Separation Date (the “COBRA Period”) that Employee elects to continue coverage for Employee and Employee’s spouse and eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall reimburse Employee, on a monthly basis, for the Company portion (assuming Company contribution is consistent with active employees of the Company) of the premiums for Employee to effect and continue such coverage (the Company portion of each such monthly premium, the “Monthly COBRA Premium”), which Monthly COBRA Premium shall be approximately $2,500. Each payment of a Monthly COBRA Premium is dependent upon Employee’s timely election of COBRA continuation coverage and informing the Company in writing, care of Matt Usdin, General Counsel, of his election of such coverage for the applicable month during the COBRA Period at least five (5) days before such month begins. Employee shall be eligible to receive Monthly COBRA Premiums until the earlier of: (A) the last day of the COBRA Period; and (B) the date on which Employee becomes eligible to receive coverage under a group health plan sponsored by another employer (and any such eligibility shall be promptly reported to the Company by Employee); provided, however, that the election of COBRA continuation coverage shall remain Employee’s sole responsibility. Notwithstanding the foregoing, if the provision of the benefits described in this paragraph cannot be provided in the manner described above without penalty, tax or other adverse impact on the Company, then the Company and Employee shall negotiate in good faith to determine an alternative manner in which the Company may provide substantially equivalent benefits to Employee without such adverse impact on the Company; and
(f)effective as of the Separation Date, (i) Q Power will waive (and will not seek to enforce) the cooperation, non-competition and non-solicitation covenants set forth in Sections 8(b), 8(c) and 8(d) of the Q Power Award Agreements, and(ii) the Company will waive (and will not seek to enforce) the non-competition and non-solicitation covenants set forth in Sections 6(b), 6(c) and 6(d) of the Stronghold Option Agreement or in the LTIP.
The payments and benefits set forth in Sections 2(a), (b), (c), (d), (e), (f) and (g) above are referred to herein collectively as the “Severance Benefits.” Employee acknowledges and agrees that Employee is not eligible to receive any severance pay or other termination-related benefits from the Company or any other Company Party other than the Severance Benefits. Employee acknowledges and agrees that Employee has no right to the Severance Benefits but for his entry into this Agreement and compliance with the terms herein, and Employee’s receipt of the Severance Benefits will fully and finally satisfy any and all rights that Employee has had, or could ever have, to severance pay or benefits from the Company or any other Company Party. Nothing herein is intended to alter or release any 401(k), retirement or other vested pension or welfare benefits to which Employee may have been entitled to as of the Separation Date.
3.Q Power Units. As of the Effective Date, all unvested Q Power Units held by Employee, and all of Employee’s rights arising from being a holder thereof, shall be forfeited. As of the Effective Date, all vested Q Power Units shall be repurchased for zero dollars ($0.00), the current Fair Market Value (as defined in the Q Power B Unit Award Agreement and the Q Power C Unit Award Agreement), in accordance with Section 6 of each the Q Power B Unit Award Agreement and the Q Power C Unit Award Agreement. Employee acknowledges and agrees that Employee shall not be eligible to receive any payment or other compensation with respect to the forfeited Q Power Units or the repurchased Q Power Units.
4.Satisfaction of All Leaves and Payment Amounts; Acknowledgment with Respect to Duties. Employee expressly acknowledges and agrees that, as of the Signing Date, Employee has received all leaves (paid and unpaid) to which Employee has been entitled during Employee’s employment with the Company or any other Company Party and as of the Signing Date Employee has received all wages, bonuses and other compensation, been provided all benefits, and been afforded all rights, been reimbursed for all expenses, and been paid all sums that Employee is owed and has been owed by the Company or any other Company Party. For the avoidance of doubt, Employee remains entitled to receive Employee’s base salary and employment benefits for services performed during the Transition Period. The Company acknowledges that, as of the Signing Date, it is not aware of Transition Agreement Cause with respect to Employee.
5.Complete Release of Claims.
(a)For good and valuable consideration, including the Company’s agreement to provide the consideration described herein (and any part thereof), Employee hereby forever releases, discharges and acquits the Company, Q Power, Insperity PEO Services, L.P. (“Insperity”), each of their respective parents, subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, managers, partners, directors, officers, employees (specifically including. Beard in his personal and representative capacity), professional employer organizations, agents, attorneys, heirs, predecessors, successors and representatives, in their personal and representative capacities, as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Company Parties”), from liability for, and Employee hereby waives, any and all claims, damages or causes of action of any kind related to Employee’s employment or affiliation with any Company Party and any other acts or omissions related to any matter occurring or existing, whether known or unknown, on or prior to the Signing Date, whether arising under federal or state laws or the laws of any other jurisdiction, including: (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, and Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act of 1990; (B) the Employee Retirement Income Security Act of 1974 (“ERISA”); (C) the Immigration Reform Control Act; (D) the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any law, regulation or ordinance or orders under New York State law, the New York State Human Rights Law, the New York Labor Law, the New York Retaliatory Action By Employers Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York Civil Rights Law, the New York Wage-Hour Law, the New York Workers’ Compensation Law, the New York Wage Payment Law, the New York City Human Rights Law and the New York City Earned Sick Leave Law; (H) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (I) any public policy, contract, tort or common law claim, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (ii) any allegation for costs, fees or other expenses including attorneys’ fees incurred in, or with respect to, a Released Claim; (iii) any and all claims Employee may have under any employment contract or any other agreement, incentive or compensation plan or under any other benefit plan, program or practice; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a member or holder of any interest in any Company Party, including all claims arising from or relating to the Company Equity Agreements or the Q Power Award Agreements; and (v) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement. This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration received by Employee through this Agreement, any and all potential claims of this nature that Employee may have against the Company Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE COMPANY PARTIES.
(b)In entering into this Agreement, Employee expressly represents and warrants that the has not violated any laws with respect to, or in the course of duties on behalf of, the Company or any of its affiliates, and he has not committed any fraudulent or criminal act with respect to, or in the course of duties on behalf of, the Company or any of its affiliates. In express reliance on the representation and warranty in the previous sentence, and subject to the accuracy of such representation and warranty, the Company (on its behalf and on behalf of its affiliates) and Beard (in his personal and representative capacity), each hereby agree to release and forever discharge Employee from any and all known claims, damages, or causes of action of any kind related to Employee’s employment or affiliation with any Company Party and any other acts or omissions related to any matter occurring or existing on or prior to the Signing Date, whether arising under federal or state laws or the laws of any other jurisdiction, including: (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, (B) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (C) any public policy, contract, tort or common law claim, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract or breach of fiduciary duty or wrongful discharge; (D) any and all claims Company or Beard may have under any employment contract or any other agreement, incentive or compensation plan or under any other benefit plan, program or practice; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a member or holder of any interest in any Company Party, including all claims arising from or relating to the Company Equity Agreements or the Q Power Award Agreements, and (E) any claim for compensation, damages or benefits of any kind not expressly set forth in this Agreement. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF THE EMPLOYEE.
(c)Notwithstanding this release of liability, nothing in this Agreement prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with the Equal Employment Opportunity Commission, New York State Division of Human Rights, New York City Commission on Human Rights, Occupational Safety and Health Administration, Securities and Exchange Commission, or other federal, state or local governmental agency or commission (collectively “Governmental Agencies”) or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from any Company Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency. Further, in no event shall the Released Claims include (i) any claim that arises after the date this Agreement is executed by Employee, (ii) any claim to enforce Employee’s rights under this Agreement; or (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that cannot be waived by ERISA. Nothing herein will prevent Employee from seeking workers’ compensation or unemployment insurance benefits.
(d)Employee represents and warrants that, as of the time Employee executes this Agreement, Employee has not brought or joined any lawsuit or filed any lawsuit, complaints, appeals, charges or claims against any of the Company Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Agreement. Employee further represents and warrants that Employee has made no assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Company Parties to any person or entity, in each case, with respect to any Released Claim. Employee also confirms that he has no known workplace injuries or occupational diseases.
6.Employee’s Acknowledgements. By executing and delivering this Agreement, Employee expressly acknowledges that:
(a)Employee has carefully read this Agreement;
(b)Employee has had sufficient time to consider this Agreement before the execution and delivery to Company;
(c)Employee has been advised, and hereby is advised in writing, to discuss this Agreement with an attorney of Employee’s choice before signing this Agreement and Employee has had adequate opportunity to do so prior to executing this Agreement;

(d)Employee fully understands the final and binding effect of this Agreement; the only promises made to Employee to sign this Agreement are those stated within this document; and Employee is signing this Agreement knowingly, voluntarily and of Employee’s own free will, and that Employee understands and agrees to each of the terms of this Agreement;
(e)The Severance Benefits referenced in Sections 2(c), 2(d) and 2(e) are due solely from the Company, and Insperity has no obligation to pay the Severance Benefits referenced in Sections 2(c), 2(d) and 2(e), even though payment of such portions of the Severance Benefits may be processed through Insperity; and
(f)No Company Party has provided any tax or legal advice regarding this Agreement and Employee has had an adequate opportunity to receive sufficient tax and legal advice from advisors of Employee’s own choosing such that Employee enters into this Agreement with full understanding of the tax and legal implications thereof.
7.Reaffirmation of Restrictive Covenants. Employee acknowledges and agrees that Employee has Proprietary Information (as defined in the Stronghold Option Agreement and Q Power Agreements), and that Employee has continuing non-disclosure and intellectual property-related obligations to the Company and the other Company Parties pursuant to the Stronghold Option Agreement and the Q Power Agreements (collectively, such obligations with respect to non-disclosure and intellectual property are referred to as the “Restrictive Covenants”). In entering into this Agreement, Employee acknowledges the continued effectiveness and enforceability of the Restrictive Covenants and expressly reaffirms Employee’s commitment to abide by, and promises to abide by, the terms of the Restrictive Covenants; provided, however, that Company and Q Power acknowledged that pursuant to Section 2(f) (so long as Section 2(f) takes effect, as set forth in Section 2), they will waive the cooperation, non-competition and non-solicitation covenants described in Section 2(f) above.
8.Confirming Release. On the Separation Date or within twenty (21) days thereafter, Employee shall execute the Confirming Release Agreement that is attached as Exhibit A (the “Confirming Release”), which is incorporated by reference as if fully set forth herein, and return the executed Confirming Release the Company care of Matt Usdin, General Counsel, so that it is received by Mr. Usdin no later than twenty (21) days after the Separation Date. The Company will acknowledge and counter-sign such Confirming Release after the Confirming Release Revocation Period (as defined in the Confirming Release) has expired without Employee having exercised his revocation right set forth in the Confirming Release.
9.No Waiver. No failure by any party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.
10.Applicable Law; Dispute Resolution.
(a)This Agreement shall in all respects be construed according to the laws of the State of New York without regard to the conflict of law principles thereof.
(b)Subject to Section 10(b), any dispute, controversy or claim arising out of or relating to this Agreement or Employee’s employment or engagement with the Company or any other Company Party (“Disputes”) will be finally settled by arbitration in New York, New York (or such other location as agreed to by the parties) in accordance with the then-existing JAMS (“JAMS”) Comprehensive Arbitration Rules & Procedures. The arbitration award shall be final and binding on the parties. Any arbitration conducted under this Section 10(b) shall be heard by a single arbitrator (the “Arbitrator”) selected in accordance with the then-applicable rules of JAMS. The Arbitrator shall expeditiously hear and decide all matters concerning the Dispute. Except as expressly provided to the contrary in this Agreement, the Arbitrator shall have the power to (i) gather such materials, information, testimony and evidence as the Arbitrator deems relevant to the Dispute before him or her (and each party will provide such materials, information, testimony and evidence requested by the Arbitrator), and (ii) grant injunctive relief and enforce specific performance. All Disputes shall be arbitrated on an individual basis, and each party hereto hereby foregoes and waives any right to arbitrate any Dispute as a class action or collective action or on a consolidated basis or in a representative capacity on behalf of other persons or entities who are claimed to be similarly situated, or to participate as a class member in such a proceeding. The decision of the Arbitrator shall be reasoned, rendered in writing, be final and binding upon the disputing parties and the parties agree that judgment upon the award may be entered by any court of competent jurisdiction. This arbitration agreement is subject to, and shall be enforceable pursuant to, the Federal Arbitration Act, 9 U.S.C. § 1 et seq.
(c)Notwithstanding Section 10(b), a party may make a timely application for, and obtain, judicial emergency or temporary injunctive relief with respect to any of the provisions of the Restrictive Covenants; provided, however, that the remainder of any such Dispute (beyond the application for emergency or temporary injunctive relief) shall be subject to arbitration under Section 10(b). By entering into this Agreement and entering into the arbitration provisions of this Section 10, THE PARTIES EXPRESSLY ACKNOWLEDGE AND AGREE THAT THEY ARE KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVING THEIR RIGHTS TO A JURY TRIAL.
(d)Should any resort to a court be necessary and permitted under this Agreement, then the parties consent to the exclusive jurisdiction, forum and venue of the state and federal courts located in the Borough of Manhattan in New York, New York.
11.Severability and Modification. To the extent permitted by applicable law, the Parties agree that any term or provision of this Agreement (or part thereof) that renders such term or provision (or part thereof) or any other term or provision (or part thereof) of this Agreement invalid or unenforceable in any respect shall be severable and shall be modified or severed to the extent necessary to avoid rendering such term or provision (or part thereof) invalid or unenforceable, and such severance or modification shall be accomplished in the manner that most nearly preserves the benefit of the Parties’ bargain hereunder.
12.Withholding of Taxes and Other Deductions. The Company may, or may direct any other Company Party to, withhold from any payments made pursuant to this Agreement all federal, state, local, and other taxes and withholdings as may be required pursuant to any law or governmental regulation or ruling.
13.Counterparts. This Agreement may be executed in one or more counterparts (including portable document format (.pdf) and facsimile counterparts), each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.
14.Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the Company and each other Company Party, and Employee expressly acknowledges and agrees that each Company Party that is not a signatory hereto shall be a third-party beneficiary of Employee’s representations, warranties and releases set forth in this Agreement.
15.Amendment; Entire Agreement. This Agreement may not be changed orally but only by an agreement in writing agreed to and signed by Employee and the Company. This

Agreement (and, as referenced herein, the Restrictive Covenants) constitute the entire agreement of the Parties with regard to the subject matter hereof; provided, however, this Agreement and the Restrictive Covenants complement and are in addition to, and do not supersede or replace, any other obligations that Employee has to the Company or any of its affiliates with respect to confidentiality or non-disclosure, return of property or the assignment of intellectual property.
16.Return of Property. Employee represents and warrants that, as of the Separation Date, Employee will have returned to the Company all property belonging to the Company or any other Company Party, including all Company-issued laptop computers and mobile devices and all computer files, electronically stored information and other materials provided to Employee by the Company or any other Company Party or created by Employee in the course of Employee’s employment, and Employee further represents and warrants that Employee will not maintain a copy of any such materials in any form.
17.Continued Cooperation. Following the Separation Date, Employee agrees to cooperate fully with the Company Parties regarding any matter, event, or issue relating to Employee’s employment with the Company, occurring during Employee’s employment with the Company, or relating to Employee’s knowledge of the Company. Employee acknowledges and agrees that such cooperation shall include, without limitation, being available to meet with any of the Company Parties or their attorneys; preparing for, traveling to, attending, and participating in any proceeding; serving as a witness in connection with any litigation or other legal proceeding affecting any of the Company Parties; providing truthful affidavits, declarations, and testimony; and assisting with any audit, inspection, or other inquiry. In performing such services, Employee agrees to cooperate with the Company Parties and their lawyers in all respects. In seeking Employee’s cooperation in conformance with this Section 18, the Company agrees to do so in a reasonable manner that takes into consideration Employee’s professional and personal obligations. The Company shall pay for or reimburse Employee for all reasonable, pre-approved expenses incurred in connection with such cooperation, including any pre-approved reasonable costs and fees of independent counsel for Employee. To the extent that Employee provides services pursuant to this Section 17 during the 90-day period that follows May 15, 2022, then the Company agrees to compensate Employee for Employee’s time in connection with this paragraph at the rate of $4,000.00 per day (not pro-rated for partial days) spent by Employee providing such services during such period; provided, however, that i) in order to receive such compensation, such services must be approved by the Company in writing before they are performed, and ii) Employee shall not be eligible for such payment for Employee’s performance of any duties that are required by applicable law or legal process (including providing testimony or information in response to any subpoena).
18.Indemnification. Nothing in this Agreement shall affect, alter or diminish Employee’s rights to indemnification under applicable law or any agreement with the Company, including but not limited to the Indemnification Agreement dated October 19, 2021 between the Company and Employee. Company represents and warrants that Employee will continue to be covered by such applicable directors and insurance policy(ies) by which he is now covered (to the extent sponsored by the Company or its affiliate) in accordance with such policy(ies) terms for so long as such policy(ies) remain in effect, and the Company agrees not to cancel any such policy(ies) in a manner that adversely affects Employee prior to the expiration of any such policy(ies). If the Company renews or extends such policy(ies), the Company agrees to provide Employee with the same coverage under such policy(ies) as such policy(ies) provide(s) to any of the other former officers or directors of the Company.
19.Non-Disparagement. Employee agrees not to disparage, defame, or publish derogatory statements regarding any Company Party. The Company agrees to cause those individuals who are its directors and officers as of the Separation Date (including, for the avoidance of doubt, Beard ) not to disparage, defame, or publish derogatory statements regarding

Employee or any current spouse or dependent of Employee. Beard agrees not to disparage, defame, or publish derogatory statements regarding Employee or any current spouse or dependent of Employee. Notwithstanding the foregoing, this section will not prohibit Employee or any other person (including any Company director or officer) from: making any disclosure required by law or speaking with law enforcement, making disclosures to or speaking with a Governmental Agency (including the Equal Employment Opportunity Commission or any state or local division of human rights or commission on human rights) or an attorney retained by such person, nor does the foregoing prevent making truthful statements in response to a subpoena or as part of any legal proceeding.
20.Further Assurances. Employee shall, from time to time at the request of the Company, and without any additional consideration, furnish the Company with such further information or assurances, execute and deliver such additional documents, instruments, and conveyances, and take such other actions and do such other things, as may be reasonably necessary or desirable, as determined in the sole discretion of the Company, to carry out the provisions of this Agreement or transition his responsibilities.
21.Mutual Announcement.
(a)No later than four (4) business days after all parties have entered into this Agreement, the Company agrees to issue the statement contained at Exhibit B hereto.
(b)In addition, so long as Employee satisfies the conditions to receive the Severance Benefits, then the Company will post the statement set forth at Exhibit B, or another statement mutually agreed upon by the Company and Employee, on the Company’s LinkedIn page.
22.Section 409A. Neither this Agreement nor any payment or benefit provided hereunder are intended to constitute “deferred compensation” subject to the requirements of Section 409A of the Internal Revenue Code of 1986 and the Treasury regulations and interpretive guidance issued thereunder (collectively, “Section 409A”), and this Agreement shall be construed and administered in accordance with such intent. Notwithstanding the foregoing, the Company makes no representations that the payments provided under this Agreement comply with or are exempt from the requirements of Section 409A and in no event shall the Company or any other Company Party be liable for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by Employee on account of non-compliance with Section 409A.
23.Interpretation. Titles and headings to Sections hereof are for the purpose of reference only and shall in no way limit, define or otherwise affect the provisions hereof. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” The words “herein”, “hereof”, “hereunder” and other compounds of the word “here” shall refer to the entire Agreement (including the Exhibits hereto) and not to any particular provision hereof. All references to this Agreement shall include the Exhibits attached hereto. All references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed against any Party, whether under any rule of construction or otherwise. This Agreement has been reviewed by each of the Parties and their counsel and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the Parties. The Confirming Release is incorporated by reference as if fully set forth herein.
[Signatures begin on the following page]

The Parties have executed this Agreement on the date(s) set forth beneath their signatures below, with this Agreement effective as of the Effective Date.
STRONGHOLD DIGITAL MINING, INC.

By:    /s/ Gregory A. Beard
Name:     Gregory A. Beard
Title: CEO

Date: April 14, 2022

RICARDO R.A. LARROUDÉ
/s/ Ricardo R.A. Larroudé
Ricardo R.A. Larroudé

Date: April 14, 2022

Solely for the limited purposes of agreeing to Sections 5(b), 10 and 19:
GREGORY A. BEARD
    /s/ Gregory A. Beard
Gregory A. Beard
Date: April 14, 2022

And solely for the limited purposes of agreeing to Sections 3 and 10:
Q POWER LLC

By:    /s/ Gregory A. Beard
Name:     Gregory A. Beard
Title: Managing Member
Date: April 14, 2022
Signature Page
to
Transition and Separation Agreement and General Release of Claims

EXHIBIT A

CONFIRMING RELEASE AGREEMENT

This Confirming Release Agreement (the “Confirming Release”) is that certain Confirming Release referenced in Section 8 of the Transition and Separation Agreement and General Release of Claims (the “Separation Agreement”), entered into as of April 14, 2022 by and between Stronghold Digital Mining, Inc. (the “Company”) and Ricardo R.A. Larroudé (“Employee”). Capitalized terms used herein that are not otherwise defined have the meanings assigned to them in the Separation Agreement. In signing below, Employee agrees as follows:

1.Release of Claims.
(a)For good and valuable consideration, including the Company’s agreement to provide the consideration described in Section 2 of the Separation Agreement (and any portion thereof), Employee hereby forever releases, discharges and acquits the Company, Q Power, Insperity, their respective parents, subsidiaries and other affiliates, and each of the foregoing entities’ respective past, present and future subsidiaries, affiliates, stockholders, members, managers, partners, directors, officers, employees, agents, attorneys, heirs, predecessors, successors and representatives, in their personal and representative capacities as well as all employee benefit plans maintained by the Company or any of its affiliates and all fiduciaries and administrators of any such plans, in their personal and representative capacities (collectively, the “Confirming Released Parties”), from liability for, and Employee hereby waives, any and all claims, damages, or causes of action of any kind related to Employee’s employment or affiliation with any Confirming Released Party, the termination of such employment or affiliation, and any other acts or omissions related to any matter occurring or existing, whether known or unknown, on or prior to the date that Employee executes this Confirming Release, whether arising under federal or state laws or the laws of any other jurisdiction, including (i) any alleged violation through such time of: (A) any federal, state or local anti-discrimination or anti-retaliation law, including the Age Discrimination in Employment Act (including as amended by the Older Workers Benefit Protection Act), Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, and Sections 1981 through 1988 of Title 42 of the United States Code, the Americans with Disabilities Act of 1990; (B) ERISA; (C) the Immigration Reform Control Act; (D) the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act; (E) the Occupational Safety and Health Act; (F) the Family and Medical Leave Act of 1993; (G) any law, regulation, or ordinance or orders under New York State law, the New York State Human Rights Law, the New York Labor Law, the New York Retaliatory Action By Employers Law, Section 125 of the New York Workers’ Compensation Law, Article 23-A of the New York Correction Law, the New York Civil Rights Law, the New York Wage-Hour Law, the New York Workers’ Compensation Law, the New York Wage Payment Law, the New York City Human Rights Law and the New York City Earned Sick Leave Law; (H) any other local, state or federal law, regulation, ordinance or orders which may have afforded any legal or equitable causes of action of any nature; or (I) any public policy, contract, tort, or common law claim, including any claim for defamation, slander, libel, negligence, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in, or with respect to, a Confirming Released Claim; (iii) any and all claims Employee may have under any employment contract or any other agreement, incentive or compensation plan or under any other benefit plan, program or practice; (iv) any claim, whether direct or derivative, arising from, or relating to, Employee’s status as a member or holder of any interest in any Company Party, including all claims arising from or relating to the Q Power Award Agreements or the Company Equity Agreements, and (v) any claim for compensation, damages or benefits of any kind not expressly set forth in this Confirming Release (collectively, the “Confirming Released Claims”). This
Exhibit A-1

Confirming Release is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Employee is simply agreeing that, in exchange for the consideration received by Employee through this Confirming Release, any and all potential claims of this nature that Employee may have against the Confirming Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS CONFIRMING RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE CONFIRMING RELEASED PARTIES.
(b)Notwithstanding this release of liability, nothing in this Confirming Release prevents Employee from filing any non-legally waivable claim, including a challenge to the validity of this Agreement, with any Governmental Agency or participating in (or cooperating with) any investigation or proceeding conducted by any Governmental Agency; however, Employee understands and agrees that, to the extent permitted by law, Employee is waiving any and all rights to recover any monetary or personal relief or recovery from any Confirming Release Party as a result of such Governmental Agency proceeding or subsequent legal actions. Nothing herein waives Employee’s right to receive an award for information provided to a Governmental Agency. Further, in no event shall the Confirming Released Claims include (i) any claim that arises after the date this Confirming Release is executed by Employee, (ii) any claim to enforce Employee’s rights under this Confirming Release; or (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that cannot be waived by ERISA. Nothing herein will prevent Employee from seeking workers’ compensation or unemployment insurance benefits.
(c)Employee represents and warrants that, as of the time Employee executes this Confirming Release, Employee has not brought or joined any lawsuit or filed any lawsuit, complaints, appeals, charges or claims against any of the Confirming Released Parties in any court or before any government agency or arbitrator for or with respect to a matter, claim or incident that occurred or arose out of one or more occurrences that took place on or prior to the time at which Employee signs this Confirming Release. Employee further represents and warrants that Employee has made no assignment, sale, delivery, transfer or conveyance of any rights Employee has asserted or may have against any of the Confirming Released Parties to any person or entity, in each case, with respect to any Confirming Released Claim.
2.Satisfaction of Obligations; Receipt of Leaves, Bonuses, and Other Compensation. Employee acknowledges and agrees that Employee has been paid in full all bonuses, been provided all benefits, been afforded all rights and otherwise received all wages, compensation, and other sums that Employee has been owed or ever could be owed by each Confirming Released Party (with the exception of any sums to which Employee may be entitled pursuant to the Separation Agreement). Employee further acknowledges and agrees that Employee has received all leaves (paid and unpaid) that Employee has been entitled to receive from each Confirming Released Party.
3.Employee’s Acknowledgments. By executing and delivering this Confirming Release, Employee expressly acknowledges that: (a) Employee has carefully read this Confirming Release and has had sufficient time (and at least twenty-one (21) days) to consider this Confirming Release before its execution and delivery to the Company, and Employee affirms that he has had more than twenty-one (21) days to consider the terms and conditions herein, as he has been able to review and consider the terms of this Confirming Release since a time prior to his signing of the Separation Agreement to which this Confirming Release is attached; (b) Employee is receiving, pursuant to the Separation Agreement and Employee’s execution of this Confirming Release, consideration in addition to anything of value to which Employee is already entitled; (c) Employee has been advised, and hereby is advised in writing, to discuss this Confirming Release with an attorney of Employee’s choice before
Exhibit A-2

signing this Confirming Release, and Employee has had an adequate opportunity to do so prior to executing this Confirming Release; (d) Employee fully understands the final and binding effect of this Confirming Release; the only promises made to Employee to sign this Confirming Release are those contained herein and in the Separation Agreement; and Employee is signing this Confirming Release knowingly, voluntarily and of Employee’s own free will, and Employee understands and agrees to each of the terms of this Confirming Release; (e) Employee is bound by, and affirms his agreement to be bound by, those non-disparagement terms applicable to him as set forth in Section 19 of the Separation Agreement; and (f) the terms set forth in the Separation Agreement (including this Confirming Release) are Employee’s preference, and the only matters relied upon by Employee and causing Employee to sign this Confirming Release are the provisions set forth in writing within this Confirming Release and the Separation Agreement.
4.Return of Property. Employee represents and warrants that Employee has returned to the Company all property belonging to the Company and any other Confirming Released Party, including all Company-issued laptop computers and mobile devices and all computer files and other electronically stored information, client materials, electronically stored information, and other materials provided to Employee by the Company or any other Confirming Released Party in the course of Employee’s employment or created by Employee in the course of Employee’s employment and Employee further represents and warrants that Employee has not maintained a copy of any such materials in any form.
5.Revocation Right. Notwithstanding the initial effectiveness of this Confirming Release, Employee may revoke the delivery (and therefore the effectiveness) of this Confirming Release within the seven-day period beginning on the date Employee executes this Confirming Release (such seven day period being referred to herein as the “Confirming Release Revocation Period”). To be effective, such revocation must be in writing signed by Employee and must be received by the Company care of Matt Usdin, General Counsel, so that it is received by Mr. Usdin no later than 11:59 p.m. New York, New York time, on the last day of the Confirming Release Revocation Period. In the event Employee exercises his revocation right as set forth herein, this Confirming Release will be of no force or effect, Employee will not be entitled to receive any portion of the Severance Benefits and all other provisions of the Separation Agreement (other than Section 19 and any provisions of Section 21(b) that have not been performed) shall remain in full force and effect.
EMPLOYEE HAS CAREFULLY READ THIS CONFIRMING RELEASE, FULLY UNDERSTANDS HIS AGREEMENT, AND SIGNS IT AS HIS OWN FREE ACT.

Ricardo R.A. Larroudé

Date:
Acknowledged and Agreed
STRONGHOLD DIGITAL MINING, INC.

By:
Name:
Title:
Date: ________________________________
Exhibit A-3

EXHIBIT B
    Stronghold Digital Mining, Inc. thanks Ricardo Larroudé for his devotion to, and services on behalf of, the Company. Ricardo was instrumental to the Company’s growth in the past year, and the Company wishes him best in his future endeavors.

Exhibit B-1